UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

SCHEDULE 14A

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

PROXY STATEMENT PURSUANT TO SECTION 14(a)

OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒   Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

MASON STREET FUNDS, INC.

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1.)	Title of each class of securities to which transaction applies:

2.)	Aggregate number of securities to which transaction applies:

3.)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount which the filing fee is calculated and state how it was determined):

4.)	Proposed maximum aggregate value of transaction:

5.)	Total fee paid:

February 24, 2006

AN IMPORTANT MATTER REGARDING YOUR ACCOUNT

Dear Shareholder:

As a Mason Street Funds shareholder, you recently received proxy materials asking for your vote on an important proposal that affects your investment. Our records show that we have not yet received your vote, and we ask that you vote your shares by March 14, 2006. If you have already placed your vote, thank you, and please disregard this message.

The Board of Directors of the Mason Street Funds, Inc. recommends the proposals pursuant to which the Mason Street Funds would be reorganized into new and existing American Century Funds and a Federated Fund. BUT IT IS EXTREMELY IMPORTANT THAT WE RECEIVE YOUR VOTING INSTRUCTIONS AS SOON AS POSSIBLE.

There are 3 ways you may cast your vote:

1) over the internet at: www.masonstreetfunds.com;

2) by telephone by calling 1-888-221-0697; or

3) by mail by returning the enclosed proxy card

You will need the 14-digit control number found on the enclosed proxy card if you are voting on-line or by telephone.

REGARDLESS OF THE SIZE OF YOUR ACCOUNT, YOUR VOTE MATTERS!

If you need more information or have any questions on how to cast your vote, please call D.F. King, our solicitor, at 1-800-628-8510. If you have any questions on the proposal, please call your financial representative or the Mason Street Funds at 1-888-627-6678.

Thank your for your investment and for participating in this important shareholder vote.

Sincerely,

Mark G. Doll

President

The Northwestern Mutual Life Insurance Company, Administrator

Mason Street Funds    818 East Mason Street        P.O. Box 2975    Milwaukee, WI 53201-2975        414-271-1444